1 APA Corporation Provides Third-Quarter 2025 Supplemental Information and Schedules Results Conference Call for Nov. 6 at 10 a.m. Central Time HOUSTON, Oct. 8, 2025 -- APA Corporation (Nasdaq: APA) today provided supplemental information regarding certain third-quarter 2025 financial and operational results. This information is intended only to provide additional information regarding current estimates management believes will affect results for the third-quarter 2025. It is provided to assist investors, analysts and others in formulating their own estimates and is not intended to be a comprehensive presentation of all factors that will affect third-quarter 2025 results. Actual results and the impact of factors identified here may vary depending on the impact of other factors not identified here and are subject to finalization of the financial reporting process for third-quarter 2025. Estimated Average Realized Prices – 3Q25 Oil (bbl) NGL (bbl) Natural Gas (Mcf) United States $66.00 $20.00 $0.70 International $68.50 $40.00 $4.20 Egypt tax barrels: 37 - 38 MBoe/d Dry hole costs (before tax): $4-$6 million Net gain on oil and gas purchases and sales (before tax)*: $177 million *Includes the impact of realized gain/loss from commodity derivatives

APA CORPORATION PROVIDES THIRD-QUARTER 2025 SUPPLEMENTAL INFORMATION AND SCHEDULES RESULTS CONFERENCE CALL FOR NOV. 6 AT 10 A.M. CENTRAL TIME — PAGE 2 of 3 Egypt payments and impact on net debt and free cash flow Based on the strong, longstanding partnership with the Government of Egypt, APA received substantial payments from the Egyptian General Petroleum Corporation (EGPC) during the third quarter. Egypt receivables have now returned to normalized levels. Following the payments from EGPC, APA made proportional distributions to its non-controlling interest partner in Egypt. Total distributions to the partner were $173 million during the third quarter, compared to $126 million and $91 million in the first and second quarters respectively. As a reminder, APA’s definition of free cash flow excludes changes in working capital, thus, these payments from Egypt do not increase APA’s free cash flow for the quarter. However, the definition of free cash flow does include partner distributions, which reduces free cash flow. As a result of these positive developments, net debt and free cash flow were both lower than previously expected. Production update APA curtailed approximately 20 MMcf/d of U.S. natural gas production and 1,400 barrels per day of U.S. natural gas liquids production in the third quarter in response to weak or negative Waha hub prices. Weighted-average shares outstanding The estimated weighted-average basic common shares for the third quarter is 357 million. APA repurchased 3.1 million shares at an average price of $20.78 per share during the third quarter. Third-quarter 2025 earnings call APA will host a conference call to discuss its third-quarter 2025 results at 10 a.m. Central time, Thursday, Nov. 6. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website. About APA APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

APA CORPORATION PROVIDES THIRD-QUARTER 2025 SUPPLEMENTAL INFORMATION AND SCHEDULES RESULTS CONFERENCE CALL FOR NOV. 6 AT 10 A.M. CENTRAL TIME — PAGE 3 of 3 Forward-Looking Statements This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward- looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2024, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward- looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward- looking statement, whether as a result of new information, future development or otherwise, except as may be required by law. Contacts Investor: (281) 302-2286 Media: (713) 296-7276 Website: www.apacorp.com -end-